UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2017

Green Brick Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2805 Dallas Parkway, Suite 400 Plano, Texas	75093
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (469) 573-6755

(Former name or former address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2017, Green Brick Partners, Inc., a Delaware corporation (the “Company”), promoted Jed Dolson to the newly created position of President of Texas Region. Mr. Dolson previously served as the Head of Land Acquisition and Development of the Company since October 2014. In connection with Mr. Dolson’s promotion and the expiration of his prior employment agreement, the Company entered into a new employment agreement (the “Employment Agreement”) with Mr. Dolson. The term of the Employment Agreement is three years, subject to further extensions thereafter, and the terms of the Employment Agreement are largely consistent with the expired agreement. The Employment Agreement increases Mr. Dolson’s annual base salary to $550,000.  He is also eligible to receive an annual bonus for the fiscal year ending December 31, 2017 and each subsequent year covered by the Employment Agreement. Starting with the fiscal year ending December 31, 2018, the annual bonus will be awarded under the Company’s 2014 Omnibus Equity Incentive Plan, and will have a target award equal to 200% of his base salary contingent upon the achievement of performance goals, such as EBITDA targets, approved by the board of directors of the Company (the “Board”).  The bonus may be payable partially in cash and partially in equity, as determined by the Board. Under the Employment Agreement, Mr. Dolson may also become eligible for special bonus in connection with his performance, payable partially in cash and partially in equity, or a combination thereof, as determined by the Board. The special bonus may be subject to a vesting and/or payment schedule, as determined by the Board. Mr. Dolson also continues to be eligible to receive a car, cell phone and toll road allowance.

In the event that Mr. Dolson’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Mr. Dolson’s resignation for Good Reason (as defined in the Employment Agreement), subject to Mr. Dolson’s execution of a release of claims in a form reasonably determined by the Company, the Company will provide Mr. Dolson with severance in an amount equal to one and one half times the sum of (x) his base salary and (y) his annual bonus for the year preceding the year of termination. Mr. Dolson will not be entitled to severance upon the expiration of the term of employment. The Company may require repayment of any bonus and equity-based compensation paid by the Company in a prior Company fiscal year if the Company is required to restate financial results with respect to such fiscal year due to material non-compliance with applicable financial reporting requirements. Mr. Dolson is subject to a (i) 12-month post-termination non-competition covenant relating to competitors of the Company, (ii) 12-month post-termination non-solicitation covenant in respect of employees, consultants, vendors, customers and similar business relationships of the Company and (iii) perpetual confidentiality and non-disparagement covenants.

The preceding description of the Employment Agreement is qualified in its entirety by reference to the full text of such Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated as of October 27, 2017, between the Company and Jed Dolson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title:	Chief Financial Officer

Date:          October 27, 2017